UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

October 14, 2004

Date of Report (Date of earliest event reported)

CELL GENESYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19986	94-3061375

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Forbes Boulevard
South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 266-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     See disclosure under Item 2.03 below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

     On October 14, 2004, the Company entered into a purchase agreement with initial purchasers relating to the private placement of $110 million aggregate principal amount of its 3.125% Convertible Senior Notes due 2011. The Company granted the initial purchasers a 30-day option to purchase up to an additional $35 million principal amount of the notes. The private placement is scheduled to close on October 20, 2004. Under certain circumstances, the Company may redeem some or all of the notes on or after November 1, 2009 at a redemption price equal to 100% of the principal amount of the notes. Holders of the notes may require the Company to repurchase some or all of their notes if a fundamental change (as defined in the indenture) occurs, at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (and additional amounts, if any) to, but not including, the repurchase date.

Item 3.02.Unregistered Sales of Equity Securities.

     See disclosure under Item 2.03 above.

     The Company expects to receive approximately $106.0 million in proceeds after deducting the initial purchasers’ discount of approximately $3.6 million and estimated offering expenses (approximately $139.9 million if the initial purchasers’ option is exercised in full). The Company intends to use the proceeds from the sale of the notes to repay approximately $95 million of outstanding indebtedness under certain term loan credit facilities and the remainder of the proceeds for general corporate purposes. The private placement was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 144A promulgated thereunder.

     The notes are convertible into the Company’s common stock, initially at the conversion price of $9.10 per share, equal to a conversion rate of approximately 109.8901 shares per $1,000 principal amount of notes, subject to adjustment.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit	Description
99.1	Text of press release of Cell Genesys, Inc., dated October 12, 2004.
99.2	Text of press release of Cell Genesys, Inc., dated October 15, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.
Date: October 15, 2004	By:	/s/ Matthew J. Pfeffer
		Name:	Matthew J. Pfeffer
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Text of press release of Cell Genesys, Inc., dated October 12, 2004
99.2	Text of press release of Cell Genesys, Inc., dated October 15, 2004.